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                                                                   EXHIBIT 4.49


                        MORTGAGE AND SECURITY AGREEMENT


                                       UNITED STATES OF AMERICA
                                       STATE OF LOUISIANA
                                       PARISH OF CALCASIEU


BY:

       MERCURY CELLULAR TELEPHONE COMPANY


IN FAVOR OF:

       COBANK, ACB
       AND ANY FUTURE HOLDER OR HOLDERS


       BE IT KNOWN, THAT ON THE 20TH DAY OF APRIL, 1995;

       BEFORE ME, THE UNDERSIGNED NOTARY PUBLIC, AND IN THE PRESENCE OF THE UNDERSIGNED COMPETENT WITNESSES;


       PERSONALLY CAME AND APPEARED:

              MERCURY CELLULAR TELEPHONE COMPANY, TIN: 72-1099261, A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF LOUISIANA, AND HAS ITS REGISTERED OFFICES AT 1 LAKESHORE DRIVE, CM TOWER, SUITE 1495, P.O. DRAWER 3104, LAKE CHARLES, LA 70602-3104 APPEARING HEREIN THROUGH ITS DULY AUTHORIZED REPRESENTATIVE(S), PURSUANT TO A RESOLUTION OF ITS BOARD OF DIRECTORS, A CERTIFIED COPY OF WHICH IS ATTACHED HERETO AND EXPRESSLY MADE A PART HEREOF ("MORTGAGOR");

WHO DECLARED THAT:

TERMS AND CONDITIONS:

DEFINITIONS. THE FOLLOWING WORDS SHALL HAVE THE FOLLOWING MEANINGS WHEN USED IN THIS MORTGAGE:

       ADDITIONAL ADVANCES. The words "Additional Advances" mean any and all additional sums that Mortgagee may advance on Mortgagor's behalf as provided under this Mortgage.

       BORROWER. The word "Borrower" means CTC Financial, Inc., a Louisiana corporation, and its successors and assigns.
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       CTC NOTE. The words "CTC Note" mean that certain promissory note dated of even date made by Borrower to the order of Mortgagee in the original principal amount of $18,000,000, as the same may be amended, supplemented, modified or restated from time to time.

       ENCUMBRANCES. The word "Encumbrances" means individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges, encumbrances, and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future, may affect the Property or any part or parts thereof.

       ENVIRONMENTAL LAWS. The words "Environmental Laws" mean individually, collectively and interchangeably, any of those laws, statutes, ordinances, rules, regulations, administrative orders or permits described in the subsection set forth below entitled "Compliance with Environmental Laws."

       EVENT OF DEFAULT. The words "Event of Default" mean individually, collectively, and interchangeably any of the Events of Default set forth below in the section titled "Events of Default."

       GUARANTY. The word "Guaranty" means that certain Continuing Guaranty of even date herewith made by Mortgagor in favor of Mortgagee, securing among other things, the CTC Note, as such Continuing Guaranty may be amended, supplemented, modified or restated from time to time.

       HAZARDOUS MATERIALS. The words "Hazardous Materials" means and includes all those materials and substances described in the subsection set forth below entitled "Compliance with Environmental Laws."

       INDEBTEDNESS. The word "Indebtedness" means individually, collectively and interchangeably the CTC Note and any and all present and future loans, advances, and/or other extensions of credit obtained and/or to be obtained by Mortgagor from Mortgagee, directly or indirectly, as well as Mortgagee's successors and assigns, from time to time, one or more times, now and in the future, and any and all promissory notes evidencing such present and/or future loans, advances, and/or other extensions of credit, including, without limitation, the Note, and any and all amendments thereto and/or substitutions therefor, and any and all renewals, extensions and refinancings thereof, as well as any and all other obligations, including, without limitation, Mortgagor's covenants and agreements in any present or future guaranty, loan or credit agreement or any other agreement, document or instrument executed by Mortgagor, including, without limitation, the Guaranty, and liabilities that Mortgagor may now and/or in the future owe to and/or incur in favor of Mortgagee, whether direct or indirect, or by way of assignment or purchase of a participation interest, and whether related or unrelated, or whether
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       committed or purely discretionary, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, due or to become due, and whether now existing or hereafter arising, or otherwise secured or unsecured, whether Mortgagor is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or as a surety, guarantor, or endorser, of every nature and kind whatsoever, whether or not any such Indebtedness may be barred under any statute of limitations or prescriptive period or may be or become otherwise unenforceable or voidable for any reason whatsoever. Notwithstanding any other provision of this Mortgage, the maximum amount of Indebtedness secured hereby shall be limited to $18,000,000.

       LEASEHOLD LEASES. The words "Leasehold Leases" mean individually, collectively and interchangeably, any of those leases or other arrangements identified in Exhibit B attached hereto and expressly made a part hereof by which lessors have leased, let and demised to Mortgagor the Leased Property.

       LEASED PROPERTY. The words "Leased Property" mean that certain immovable
       (real) property as more fully described in Exhibit C attached hereto and expressly made a part hereof.

       LOAN AGREEMENT. The words "Loan Agreement" mean that certain Loan Agreement of even date herewith by and between Borrower and Mortgagee, as the same may be amended, supplemented or modified from time to time.

       MORTGAGE. The word "Mortgage" means this Mortgage and Security Agreement as this Mortgage and Security Agreement may be amended, supplemented, restated or otherwise modified from time to time.

       MORTGAGEE. The word "Mortgagee" means CoBank, ACB (TIN:84-1102254), its successors and assigns, and any future holder or holders of any of the Indebtedness.

       MORTGAGOR. The word "Mortgagor" means individually, collectively and interchangeably the above referenced Mortgagor, as well as any and all persons and entities subsequently purchasing the Property, with or without assumption of this Mortgage.

       NOTE: The word "Note" means that certain Promissory Note of even date herewith made by Mortgagor to the order of Borrower and assigned to Mortgagee in the original principal amount of $18,000,000, as the same may be amended, supplemented, modified or restated from time to time.

       PROPERTY. The word "Property" means individually, collectively and interchangeably any and all of Mortgagor's present and future property subject to this Mortgage, including, without limitation, the Leasehold Leases.
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       RELATED DOCUMENTS. The words "Related Documents" mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness, including, without limitation, the Loan Agreement, the Guaranty, the Note and the CTC Note.

       GRANTING OF MORTGAGE. And now, in order to secure the prompt and punctual payment and satisfaction of the Indebtedness, including, without limitation, the obligations of Mortgagor under the Note and the Guaranty and of Borrower under the CTC Note and the Loan Agreement, from which Mortgagor hereby acknowledges that it will receive direct and substantial benefit, in principal, interest, costs, expenses, attorneys' fees and other fees and charges, and additionally to secure repayment of any and all Additional Advances that Mortgagee may make on behalf of or for the benefit of Mortgagor as provided in this Mortgage, together with interest thereon, Mortgagor does by these presents specifically mortgage, affect and hypothecate unto and in favor of Mortgagee, any and all of Mortgagor's present and future rights, title and interest in and to the following described Property:

       THE IMMOVABLE (REAL) PROPERTY, AND LEASEHOLD ESTATES IN THE IMMOVABLE
       (REAL) PROPERTY, AS MORE FULLY DESCRIBED IN EXHIBIT A AND EXHIBIT C ATTACHED HERETO AND EXPRESSLY MADE A PART HEREOF, AND ANY AFTER-ACQUIRED ESTATE OF MORTGAGOR IN THE LEASED PROPERTY AND ANY OPTION TO PURCHASE THE LEASED PROPERTY NOW OR HEREAFTER EXISTING IN FAVOR OF MORTGAGOR, TOGETHER WITH ANY AND ALL PRESENT AND FUTURE BUILDING(S), CONSTRUCTIONS, COMPONENT PARTS, IMPROVEMENTS, ATTACHMENTS, APPURTENANCES, FIXTURES, RIGHTS, WAYS, PRIVILEGES, ADVANTAGES, BATTURE, AND BATTURE RIGHTS, SERVITUDES AND EASEMENTS OF EVERY TYPE AND DESCRIPTION, NOW AND/OR IN THE FUTURE RELATING TO THE PROPERTY AND THE LEASED PROPERTY, AND ANY AND ALL ITEMS AND FIXTURES ATTACHED TO AND/OR FORMING INTEGRAL OR COMPONENT PARTS OF THE PROPERTY AND THE LEASED PROPERTY IN ACCORDANCE WITH THE LOUISIANA CIVIL CODE, INCLUDING, WITHOUT LIMITATION, ALL POLES, POSTS, CROSSARMS, CONDUITS, DUCTS, LINES, WHETHER UNDERGROUND OR OVERHEAD OR OTHERWISE, WIRES, CABLES, EXCHANGES, SWITCHES, INCLUDING, WITHOUT LIMITATION, HOST SWITCHES AND REMOTE SWITCHES, DESKS, TESTBOARDS, FRAMES, RACKS, MOTORS, GENERATORS, BATTERIES AND OTHER ITEMS OF CENTRAL OFFICE EQUIPMENT, PAY-STATIONS, PROTECTORS, INSTRUMENTS, CONNECTORS AND APPLIANCES. ALL EASEMENTS, RIGHTS-OF-WAY, RIGHTS, SATELLITE DISHES, TOWERS, EQUIPMENT AND ALL OTHER PERSONAL PROPERTY COMPRISING THE UTILITY SYSTEM OPERATED BY MORTGAGOR. ALL MONIES AND PROCEEDS FROM THE PROPERTY, INCLUDING, WITHOUT LIMITATION, FROM LEASES, SUBLEASES, TENANT, CONTRACTS, RENTAL AGREEMENTS, CONTRACTS, LICENSES AND PERMITS, RENTS, ISSUES AND PROFITS, INCLUDING, WITHOUT LIMITATION, ALL RENTS, REFUNDS, REBATES, TENANT REIMBURSEMENTS, CONDEMNATION AWARDS, AND THE PROCEEDS OF THE SALE OF, INSURANCE ON OR OTHER BORROWINGS SECURED IN WHOLE OR IN PART BY ANY OF THE PROPERTY. ALL CLAIMS AND CAUSES OF ACTION ARISING FROM OR OTHERWISE RELATED TO ANY OF THE FOREGOING, AND ALL RIGHTS AND JUDGMENTS RELATED TO ANY LEGAL ACTIONS IN CONNECTION WITH SUCH CLAIMS OR CAUSES OF ACTION, AND ALL
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       CASH OR OTHER PROPERTY OR RIGHTS THERETO RELATING TO SUCH CLAIMS OR
       CAUSES OF ACTION. ALL OTHER IMMOVABLE (REAL) PROPERTY OF EVERY KIND, NATURE AND DESCRIPTION, AND WHERESOEVER LOCATED, NOW OWNED OR LEASED OR HEREAFTER ACQUIRED OR LEASED BY MORTGAGOR. THE IMMOVABLE (REAL) PROPERTY NOW OWNED OR LEASED BY MORTGAGOR IS DESCRIBED ON EXHIBIT A AND EXHIBIT C ATTACHED HERETO AND HEREBY MADE A PART HEREOF.

MORTGAGE SECURING FUTURE INDEBTEDNESS. This Mortgage has been executed by Mortgagor pursuant to Article 3298 of the Louisiana Civil Code for the purpose of securing the Indebtedness that may now be existing and/or that may arise in the future as provided herein, with the preferences and priorities provided under applicable Louisiana law. However, nothing under this Mortgage shall be construed as limiting the duration of this Mortgage or the purpose or purposes for which the Indebtedness may be requested or extended. Mortgagor's additional loans or guarantees will automatically be secured by this Mortgage without the necessity that Mortgagor agree or consent to such a result at the time such additional loans or guarantees are made and that the note or notes and guaranty or guaranties evidencing such additional loans or guarantees reference the fact that such notes or guaranties are secured by this Mortgage. Mortgagor understands that Mortgagor may not subsequently have a change of mind and insist that Mortgagor's additional loans or guaranties not be secured by this Mortgage unless Mortgagee specifically agrees to such a request in writing.

MORTGAGE AND SECURITY AGREEMENT. This Mortgage is a self operative security agreement with respect to the Property and is intended to constitute a security agreement as required under the Louisiana Uniform Commercial Code, but the Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Mortgagee may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of the Property and Mortgagee shall have all the rights and remedies of a secured party under the Louisiana Uniform Commercial Code in addition to those specified herein.

DURATION OF MORTGAGE. This Mortgage will remain in effect until; (a) all of the Indebtedness is fully paid and satisfied and there is no agreement or commitment to advance any additional Indebtedness; and (b) Mortgagor cancels this Mortgage by filing a written cancellation instrument signed by Mortgagee. After the condition set forth in clause (a) of the preceding sentence has been satisfied, Mortgagor may request Mortgagee to sign such a written cancellation instrument by writing Mortgagee at the above address or at such other address as Mortgagee may advise. Mortgagee may delay providing Mortgagor with such a mortgage cancellation instrument for a period of thirty (30) days following receipt of Mortgagor's written request for Mortgagee to verify that all conditions precedent for mortgage cancellation have been satisfied.

PROHIBITIONS REGARDING PROPERTY. So long as this Mortgage remains in effect, and to the extent not permitted in the Guaranty, Mortgagor agrees not to, without
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Mortgagee's prior written consent: (a) sell, assign, transfer, convey, option, mortgage, or lease the Property or enter into any type of bond for deed contract (or make any agreement therefor) concerning all or any part of the Property other than as permitted in the Guaranty; (b) permit any Encumbrance to be placed on or to attach to the Property; or (c) do anything or permit anything to be done that may in any way impair Mortgagee's security interests and rights in and to the Property.

REPRESENTATIONS AND WARRANTIES CONCERNING THE PROPERTY. Except as previously disclosed to Mortgagee in writing, Mortgagor represents and warrants that: (a) Mortgagor is and will continue to be the lawful owner of the Property and the lawful tenant of the Leased Property and owner of the leasehold estates created by the Leasehold Leases; (b) Mortgagor has the right to mortgage the Property to Mortgagee; (c) as of the time this Mortgage is recorded, there are no Encumbrances affecting the Property except as set forth on Exhibit D attached hereto and made a part hereof; (d) security rights and interest granted under this Mortgage are not nor will they become subordinate or junior to any security rights, interests, liens, or claims of; or in favor of; any person, firm, corporation, or other entity, including, without limitation, the United States, or any department, agency or instrumentality thereof; or any state, county, parish, city, or local governmental agency; and (e) this Mortgage is binding upon Mortgagor as well as Mortgagor's successors and assigns, and subject to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors rights generally, is legally enforceable in accordance with its terms. The above representations and warranties, and all other representations and warranties contained in this Mortgage, are and will be continuing in nature and will remain in full force and effect until such time as this Mortgage is canceled in the manner provided above.

INSURANCE PROVISIONS. The following insurance provisions are a part of this Mortgage.

       REQUIRED INSURANCE. So long as this Mortgage remains in effect, Mortgagor shall, at its sole cost, keep and/or cause others, at their expense, to keep the Property constantly insured against loss by fire, by hazards included within the term "extended coverage," and by such other hazards and in such amounts (including flood insurance, where applicable) as may be required by Mortgagee. Such insurance shall be in an amount not less than the full replacement value of the Property, or such other amount or amounts as Mortgagee may require or approve in writing. Mortgagor shall further provide and maintain, at its sole cost and expense, comprehensive public liability insurance, naming Mortgagor as the party insured and Mortgagee as loss payee, protecting against claims for bodily injury, death and/or property damage arising out of the use, ownership, occupancy, possession, operation and condition of the Property, and further containing a broad form contractual liability endorsement covering Mortgagor's obligations to indemnify Mortgagee as provided hereunder. Should the Property at any time become located in an area designated by the Director of the Federal Emergency Management
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       Agency as a special flood hazard area, Mortgagor agrees to obtain and maintain Federal flood Insurance to the extent such insurance is required and is or becomes available, for the term of the loan and for the full unpaid principal balance of the loan, or the maximum limit of coverage that is available, whichever is less.

       INSURANCE COMPANIES AND POLICIES. Mortgagor may purchase such insurance from any insurance company or broker that is acceptable to Mortgagee, provided that such approval may not be unreasonably withheld. All such insurance policies, including renewals and replacements, must also be in form and substance acceptable to Mortgagee, and must additionally contain a lender's loss payee endorsement in favor of Mortgagee, providing in part that (a) all proceeds and returned premiums under such policies of insurance will be paid directly to Mortgagee, and (b) no act or omission on the part of Mortgagor, or any of its directors, officers, agents, employees or representatives, nor breach of any warranty contained in such policies, shall affect the obligations of the insurer to pay the full amount of any loss to Mortgagee. Such policies of insurance must also contain a provision prohibiting cancellation, nonrenewal, or the alteration of such insurance without at least ten
       (10) days' prior written notice to Mortgagee of such intended cancellation or alteration. Mortgagor agrees to provide Mortgagee with originals or certified copies of such policies of insurance. Mortgagor further agrees to promptly furnish Mortgagee with copies of all renewal notices and, if requested by Mortgagee, with copies of receipts for paid premiums. Mortgagor shall provide Mortgagee with originals or certified copies of all renewal or replacement policies of insurance no later than fifteen (15) days before any such existing policy or policies should expire. If Mortgagor's insurance policies and renewals are held by another person, Mortgagor agrees to supply original or certified copies of the same to Mortgagee within the time periods required above.

       PROPERTY LOSSES AND CLAIMS. Mortgagor agrees to immediately notify Mortgagee in writing of any material casualty to or accident involving the Property, whether or not such casualty or loss is covered by insurance. Mortgagor further agrees to promptly notify Mortgagor's insurance company and to submit an appropriate claim and proof of claim to the insurance company in the event that any material part of the Property is lost, damaged, or destroyed as a result of an insured hazard. Mortgagee may submit such a claim and proof of claim to the insurance company on Mortgagor's behalf, should Mortgagor fail to do so promptly for any reason. Mortgagor hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact, such agency being coupled with an interest, to make, settle and adjust claims under such policy or policies of insurance and to endorse the name of Mortgagor on any check or other item of payment for the proceeds thereof; it being understood, however, that unless one or more Events of Default exist under this Mortgage, Mortgagee will not settle or adjust any such claim without the prior approval of Mortgagor (which approval shall not be unreasonably withheld).
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       INSURANCE PROCEEDS. Mortgagee shall have the right to directly receive the proceeds of all insurance protecting the Property. In the event that Mortgagor should receive any such insurance proceeds, Mortgagor agrees to immediately turn over and to pay such proceeds directly to Mortgagee. All insurance proceeds may be applied, at Mortgagee's sole option and discretion, and in such a manner as Mortgagee may determine (after payment of all reasonable costs, expenses and attorney's fees necessarily paid or fees necessarily paid or incurred by Mortgagee in this connection), for the purpose of: (a) repairing or restoring the lost, damaged or destroyed Property; or (b) reducing the then outstanding balance of the Indebtedness and any Additional Advances that Mortgagee may have made on Mortgagor's behalf; together with interest thereon. Mortgagee's receipt of such insurance proceeds and the application of such proceeds as provided herein shall not, however, affect the lien of this Mortgage. Nothing under this section shall be deemed to excuse Mortgagor from its obligations to promptly repair, replace or restore any lost or damaged Property which is useful or necessary in its business, whether or not the same may be covered by insurance, and whether or not such proceeds of insurance are available, and whether such proceeds are sufficient in amount to complete such repair, replacement or restoration to the satisfaction of Mortgagee. Furthermore, unless otherwise confirmed by Mortgagee in writing, the application or release of any insurance proceeds by Mortgagee shall not be deemed to cure or waive any Event of Default under this Mortgage. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, and provided that there shall be no denial of liability to a named insured by the insurance carrier, Mortgagee shall allow the use of insurance proceeds in the following manner: All insurance proceeds shall be delivered to Mortgagee. Mortgagor shall furnish to Mortgagee evidence satisfactory to Mortgagee of the total costs of restoration, replacement or rebuilding of the Property and evidence that the Property may, in accordance with applicable law, be restored to the condition and use existing immediately prior to such casualty. Mortgagee shall hold all such insurance proceeds until Mortgagor deposits with Mortgagee the total amount of money which, when added to the net insurance proceeds on hand, is sufficient in Mortgagee's reasonable judgment to pay the costs of the restoration (the total of such insurance proceeds on hand and the amounts deposited by Mortgagor are hereinafter collectively referred to as the "Net Damage Proceeds"). The Net Damage Proceeds shall, unless an Event of Default (or any event or condition has occurred which after notice, lapse of time or otherwise will become an Event of Default if the same were not corrected) has occurred and is continuing, be paid to Mortgagor from time to time as restoration progresses, to pay (or reimburse Mortgagor for) the costs of restoration. Such payments shall be made only upon the written request of Mortgagor accompanied by a completed voucher and such backup materials as Mortgagee may reasonably request, consistent with Mortgagee's standard lending practices.
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TAXES AND LIENS.  The following provisions relating to the taxes and liens on the Property are a part of this Mortgage.

       PAYMENT. Mortgagor shall promptly pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges, as well as all public and/or private utility charges, of every type and description, that may from time to time be imposed, assessed and levied against the Property or against Mortgagor. Mortgagor further agrees to furnish Mortgagee upon Mortgagee's written request with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Notwithstanding the foregoing, Mortgagor may contest the validity or amount of any taxes or governmental and other charges; provided that: (a) Mortgagor contests the assessment of such taxes or governmental and other charges in good faith and at Mortgagor's sole expense; (b) the contesting of such taxes or governmental and other charges will not subject the Property to forfeiture or sale; (c) Mortgagor provides Mortgagee with prior written notice of Mortgagor's intent to contest such taxes or governmental and other charges; and (d) Mortgagor provides Mortgagee with additional collateral security or an appropriate bond in form and amount satisfactory to Mortgagee for payment of the amount being contested.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Mortgagor agrees that Mortgagor's possession and use of the Property shall be governed by the following provisions:

       USE OF PROPERTY. Mortgagor shall not use the Property and shall not permit others to use the Property, for any purpose or purposes other than those previously disclosed to Mortgagee in writing, and in no event shall any of the Property be used in any manner that would damage, depreciate, or diminish its value, or that may result in a cancellation or termination of insurance coverage. Mortgagor additionally agrees not to do or to suffer to be done anything which may increase the risk of fire or other hazard to the Property or any part or parts thereof. Mortgagor shall not suffer or permit the Property, or any portion thereof, to be used by the public and others as such, without restriction or in such manner as might impair Mortgagor's title to the Property or any portion thereof, or in such manner as may make possible a claim or claims of adverse usage, easement, servitude, right of way or habitation, or adverse possession by the public and others, or any implied, tacit or other dedication of the Property.

       COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS. Mortgagor shall observe and abide by, and shall cause others to observe and abide by, all present and future laws, ordinances, orders, rules, regulations, restrictions, and requirements of all federal, state and municipal governments, courts, departments, commissions, boards, agencies, and officers, including, without limitation, all zoning and/or building codes, environmental protection statutes, ordinances, regulations, orders, judgments, decrees, and restrictions, which may be applicable to the Property or any part or parts thereof and the sidewalks
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       and curbs adjoining the Property, or the use or manner of use of the
       Property, whether or not any such law, ordinance, order, rule, regulation, restriction or requirement shall necessitate any structural changes or improvements to the Property. Mortgagor shall have the right, after prior written notice to Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee, the validity or applicability of any law, ordinance, order, rule or regulation, or requirement of the nature referred to above, and which does not subject Mortgagee to any civil or criminal liability, subject to the following: (a) if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without incurring any lien or charge of any kind against the Property, Mortgagor may delay compliance therewith until the final determination of such proceeding; and (b) if any lien or charge against the Property would arise by reason of any such delay, Mortgagor may, nevertheless, contest any such law, ordinance, order, rule, regulation or requirement and delay compliance therewith, provided that Mortgagor
       (i) notifies Mortgagee in writing in advance of its intent to contest the foregoing, (ii) furnishes to Mortgagee an appropriate bond or other security satisfactory to Mortgagee against any loss or injury by reason of such contest or delay, and (iii) prosecutes the contest with due diligence. Notwithstanding the foregoing, if the contesting of the validity or legality of any such law, ordinance, order, rule, regulation or requirement may cause a breach of any of the terms, conditions and/or covenants of any lease as to which Mortgagor may be a party, then Mortgagor shall not have the right to delay compliance therewith.

       Mortgagor shall further promptly perform and observe, and shall cause others to promptly perform and observe, all the terms, covenants and conditions of any requirements, instruments and agreements affecting the Property, non-compliance with which may adversely affect the priority of this Mortgage, or which may impose any duty or obligation upon Mortgagor, or upon any lessee or other occupant of the Property. Mortgagor shall further do and cause to be done all things necessary to preserve intact and unimpaired any and all easements, servitudes, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

       COMPLIANCE WITH ENVIRONMENTAL LAWS. Mortgagor further makes the following representations, covenants, and warranties, all of which are subject to any exceptions that Mortgagor may have previously disclosed in writing to Mortgagee, and which, to the extent that they deal with representations of fact, are based on Mortgagor's present knowledge, arrived at after reasonable inquiry.

       (a)    Use of Property and Facilities.

              (i) Mortgagor will (A) use, handle, transport or store Hazardous Materials as defined under any Environmental Law and (B) store or treat nonhazardous wastes (1) in a good
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                                  MORTGAGE                               Page 11

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       and prudent manner in the ordinary course of business, and (2) in compliance with all applicable Environmental Laws.

              (ii) Mortgagor will not conduct or allow to be conducted, in violation of any Environmental Law, any business, operations or activity on the Property, or employ or use the Property to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Materials, or any other substance which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to public safety, health or the environment or cause, or allow to be caused, a known or suspected release of Hazardous Materials on, under or from the Property.

              (iii) Mortgagor will not do or permit any act or thing, business or operation, that poses an unreasonable risk of harm, or impairs or may impair the value of the Property, or any part thereof.

       (b)    Condition of Property.

              (i) Mortgagor shall take all appropriate response action, including any removal and remedial action, in the event of a release, emission, discharge or disposal of Hazardous Materials in, on, under or about the Property, so as to remain in compliance with Environmental Law as hereinafter defined.

              (ii) Underground tanks, wells (except domestic water wells), septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Property, if any, are maintained and will continue to be maintained in compliance with applicable Environmental Law.

       (c)    Notice of Environmental Problem or Litigation.

              Neither Mortgagor nor any of its tenants have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) Mortgagor and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Property;
       (iii) Mortgagor and/or any tenants may be or are liable, in whole or in part, for the costs or cleaning up, remediating, removing or responding to a release or threatened release of Hazardous Materials; (iv) the Property is subject to a lien in favor of any governmental entity or any liability, costs or damages, under any Environmental Law arising from or costs incurred by such governmental entity in response to a release or a threatened release of a Hazardous Material. Mortgagor further represents and warrants that no conditions currently exist or are currently reasonably foreseeable, that would subject Mortgagor to any such investigation, litigation, administrative enforcement or any damages, penalties,
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                                  MORTGAGE                               Page 12

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       injunctive relief; or cleanup costs under any Environmental Law. In the event of such notice, Mortgagor and any tenants shall immediately provide a copy to Mortgagee.

       (d)    Right of Inspection.

              Mortgagor hereby grants, and will cause any tenants to grant, to Mortgagee, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Property and faculties thereon, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Property thereon, as Mortgagee, in its sole discretion, determines are necessary to protect its security interest, provided, however, that under no circumstances shall Mortgagee be obligated to perform such inspections or tests.

       (e)    Indemnity.

              Mortgagor agrees to indemnify and hold Mortgagee, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorneys' fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of Mortgagor to comply with the environmental representations, warranties and covenants contained herein.

       (f) Continuation of Representations and Warranties, Covenants and Indemnities.

              Mortgagor's representations, warranties, covenants and indemnities contained herein shall survive the occurrence of any event whatsoever, including without limitation, the satisfaction of the Note, the partial release or release or foreclosure of this Mortgage, the acceptance by Mortgagee of a deed in lieu of foreclosure, or any transfer or abandonment of the Property.

       (g)    Corrective Action.

              In the event Mortgagor is in breach of any of its
       representations, warranties or agreements as set forth above, Mortgagor at its sole expense, shall take all action required, including environmental cleanup of the Property, to comply with the representations, warranties and covenants herein or applicable legal requirements and, in any event, shall take all action deemed necessary under all applicable Environmental Laws.
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                                  MORTGAGE                              Page 13

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       (h) Hazardous Materials Defined.

              The term "Hazardous Materials" shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

       (i) Environmental Law Defined.

              The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation, administrative order and permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Property.

       ERISA. Mortgagor represents and warrants to Lender that the granting of this Mortgage and the consummation of any loan or loans or other transactions contemplated or secured hereby will not violate the provisions of, and will not constitute a prohibited transaction under the Employee Retirement Income Security Act of 1974 ("ERISA").

       ALTERATIONS. All accessories, additions, modifications and fixtures installed on or attached to the Property shall, without further action by the parties hereto, automatically become additional Property subject to this Mortgage.

ENCUMBRANCES. The following provisions relating to Encumbrances on the Property are a part of this Mortgage.

       FUTURE ENCUMBRANCES. Except to the extent permitted in the Guaranty, Mortgagor shall not, without the prior written consent of Mortgagee, grant any Encumbrance that may affect the Property, or any part or parts thereof; nor shall Mortgagor permit or consent to any Encumbrance attaching to or being filed against any of the Property in favor of anyone other than Mortgagee. Mortgagor shall further promptly pay when due all statements and charges of mechanics, materialmen, laborers and others incurred in connection with the alteration, improvement, repair and maintenance of the Property, or otherwise furnish appropriate security or bond, so that no future Encumbrance may ever attach to or be filed against the Property or any of Mortgagor's rights therein.

       NOTICE OF ENCUMBRANCES. Mortgagor shall immediately notify Mortgagee in writing upon the filing of any attachment, lien, judicial process, claim, or other Encumbrance. Mortgagor additionally agrees to notify Mortgagee immediately in writing upon the occurrence of any default, or event that with the passage of time, failure to cure, or giving of notice, might result in a default under any of Mortgagor's obligations that may be secured by any presently existing or future Encumbrance, or that might result in an Encumbrance affecting the Property, or should any of the Property be seized or attached

                                  MORTGAGE                               Page 14

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       or levied upon, or threatened by seizure or attachment or levy, by any person other than Mortgagee.

ADDITIONAL ADVANCES FOR SPECIFIC PURPOSES. Mortgagee shall have the right, within Mortgagee's sole option and discretion, to make Additional Advances on Mortgagor's behalf for the following purposes:

       INSURANCE. If Mortgagor should for any reason fail to maintain insurance on the Property as required under this Mortgage, Mortgagee may make Additional Advances on Mortgagor's behalf for the purpose of purchasing and maintaining, and Mortgagee may purchase and maintain such insurance coverage (including insurance protecting only Mortgagee's interests in the Property).

       TAXES. If Mortgagor should for any reason fail to promptly pay when due taxes, assessments and governmental and other charges as required under this Mortgage, Mortgagee may make Additional Advances on Mortgagor's behalf for the purpose of paying, and Mortgagee may pay, such taxes, assessments and governmental and other charges.

       REPAIRS. If Mortgagor should for any reason fail to make all necessary repairs to the Property and to keep the Property in good working order and condition as required under this Mortgage, Mortgagor agrees that Mortgagee may make Additional Advances on Mortgagor's behalf for the purpose of making, and Mortgagee may make, such repairs and maintenance to the Property as Mortgagee may deem to be necessary and proper within its sole discretion.

       ENCUMBRANCES. If Mortgagor should permit or allow any Encumbrance to attach to or be recorded or filed against the Property, without having first obtained Mortgagee's prior written consent, or if Mortgagor should for any reason default under any obligation secured by any presently existing or future Encumbrance, Mortgagee may make Additional Advances on Mortgagor's behalf and take such other action or actions as Mortgagee may deem to be necessary and proper, within Mortgagee's sole discretion, to pay and fully satisfy such obligation and/or Encumbrance, to cure or rectify any such default or defaults, and to prevent the occurrence of any future defaults.

       OTHER. Mortgagee may further make Additional Advances on Mortgagor's behalf and take such other action or actions as Mortgagee may deem to be necessary and proper, within Mortgagee's sole discretion, to cure and rectify any actions or inactions on Mortgagor's part, as are required under this Mortgage, that are not listed immediately above.

       NO OBLIGATIONS. Nothing under this Mortgage shall obligate Mortgagee to make any such Additional Advances, or to take any of the above actions on Mortgagor's behalf; or

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       as making Mortgagee in any way responsible or liable for any loss, damage or injury to Mortgagor, or to any other person or entity, resulting from Mortgagee's election not to advance any such additional sums or to take any such action or actions. In addition, Mortgagee's election to make Additional Advances and/or to take any above action or actions on Mortgagor's behalf, shall not constitute a waiver or forbearance by Mortgagee of any Event of Default under this Mortgage.

OBLIGATION TO REPAY ADDITIONAL ADVANCES; INTEREST. Mortgagor unconditionally agrees to repay any and all Additional Advances that Mortgagee may elect to make on Mortgagor's behalf, together with interest as provided herein, immediately upon demand by Mortgagee. Mortgagor further agrees to pay Mortgagee interest on the amount of such Additional Advances at the default rate of interest provided under the Note and Related Documents, from the date of each such Advance until all such Advances are repaid in full. Mortgagor's obligations to repay Additional Advances to Mortgagee, together with interest thereon, shall be secured by this Mortgage.

CONDEMNATION. The following provisions relating to condemnation of the Property are a part of this Mortgage.

       NOTICE OF PROCEEDINGS. Mortgagor shall immediately notify Mortgagee in writing should all or any material part of the Property become subject to any condemnation or expropriation proceedings or other similar proceedings, including without limitation, any condemnation, confiscation, or temporary requisition or taking of the Property, or any material part or parts thereof. Mortgagor further agrees to promptly take such steps as may be necessary and/or proper within Mortgagee's sole judgment and at Mortgagor's expense, to defend any such condemnation or expropriation proceedings and obtain the proceeds derived therefrom. Mortgagor shall not agree to any settlement or compromise or any condemnation or expropriation claim with respect to all or any material part of the Property without Mortgagee's prior written consent.

       MORTGAGEE'S PARTICIPATION. Mortgagee may, at its sole option, elect to participate in any such condemnation or expropriation proceedings represented by counsel of Mortgagee's choice. Mortgagor agrees to provide Mortgagee with such documentation as Mortgagee may request to permit Mortgagee to so participate and to reimburse Mortgagee for its costs associated therewith, including Mortgagee's reasonable attorneys' fees.

       CONDUCT OF PROCEEDINGS. Should Mortgagor fail to defend any such condemnation or expropriation proceedings to Mortgagee's satisfaction, Mortgagee may undertake the defense of such a proceeding for and on behalf of Mortgagor. To this end, Mortgagor hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact, such agency being coupled with an interest, to bring, defend, adjudicate, settle, or otherwise compromise such condemnation or expropriation claims; it being understood, however, that, unless one or more Events of Default (other than the condemnation or

                                  MORTGAGE                               Page 16

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       expropriation of the Property) then exist under this Mortgage, Mortgagee will not agree to any final settlement or compromise of any such condemnation or expropriation claim without the prior approval of Mortgagor, which approval shall not be unreasonably withheld.

       PROCEEDS. Mortgagee shall have the right to receive all proceeds derived or to be derived from the condemnation, expropriation or any permanent or temporary taking of the Property, or any part or parts thereof. In the event that Mortgagor should receive any such condemnation proceeds, Mortgagor agrees to immediately turn over and to pay such proceeds to Mortgagee. All condemnation proceeds, which are received by, or which are payable to either Mortgagor or Mortgagee, shall be applied, at Mortgagee's sole option and discretion, and in such manner as Mortgagee may determine (after payment of all reasonable costs, expenses and attorneys' fees necessarily paid or incurred by Mortgagor and/or Mortgagee), for the purpose of: (a) replacing or restoring the condemned, expropriated, or taken Property; or (b) reducing the then outstanding balance of the Indebtedness and any Additional Advances that Mortgagee may have made on Mortgagor's behalf, together with interest thereon, with such payments being applied in the manner provided in this Mortgage. Mortgagee's receipt of such condemnation proceeds and the application of such proceeds as provided herein shall not, however, affect the lien of this Mortgage.

AFTER-ACQUIRED PROPERTY. Mortgagor will notify Mortgagee in writing promptly following the acquisition or lease of any real (immovable) property or any interest therein and will, prior to any such acquisition or lease, provide such additional documents as Mortgagee require pursuant to this paragraph. Mortgagor shall execute and/or deliver (and pay the cost of preparation and recording thereof) to Mortgagee, upon demand, any further instrument or instruments so as to evidence, reaffirm, correct, perfect, continue or preserve the obligations of Mortgagor under this Mortgage, the Guaranty, the Note or the other Related Documents, the collateral at any time securing or intended to secure the Indebtedness, and the first and prior legal security title and interest of Mortgagee to all or any part of the Property, whether now owned or hereafter acquired or leased by Mortgagor. Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, rerecord and/or refile any and all such instruments for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so. The security title of this Mortgage and the security title created hereby will automatically attach, without further act to all after-acquired or leased property.

SECURITY AGREEMENT.

       SECURITY AGREEMENT WITH REGARD TO PERSONAL PROPERTY. With respect to all movable property (including, without limitation, all poles, posts, crossarms, conduits, ducts, lines, whether underground or overhead or otherwise, wires, cables, exchanges, switches (including, without limitation, host switches and remote switches), desks, testboards,

                                  MORTGAGE                              Page 17

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       frames, racks, motors, generators, batteries and other items of central office equipment, pay-stations, protectors, instruments, connectors and appliances; all easements, rights-of-way, rights, satellite dishes, towers, equipment; all monies and proceeds from the Property, including, without limitation, from leases, subleases, tenant, contracts, rental agreements, contracts, licenses and permits, rents, issues and profits (including, without limitation, all rents, refunds, rebates, tenant reimbursements, condemnation awards, and the proceeds of the sale of; insurance on or other borrowings secured in whole or in part by any of the Property); all claims and causes of action arising from or otherwise related to any of the foregoing; all rights and judgments related to any legal actions in connection with such claims or causes of action, and all cash or other property or rights thereto relating to such claims or causes of action), wheresoever located, now owned or leased or hereafter acquired or leased by Mortgagor, this Mortgage is hereby made and declared to be a security agreement encumbering each and every item of such property included herein as a part of the Property, in compliance with the provisions of the Uniform Commercial Code as enacted in the
       State of Louisiana. Upon request by Mortgagee, at any time and from time to time, a financing statement or statements reciting this Mortgage to be a security agreement affecting all of such property shall be executed by Mortgagor and Mortgagee and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Mortgage shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. Mortgagor and Mortgagee agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Mortgagor and Mortgagee that everything owned by Mortgagor and used in connection with the production of income from the Property or adapted for use therein or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in any exhibit to this Mortgage, or (iii) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (i) the proceeds of any fire and/or hazard insurance policy, or
       (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) Mortgagor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Mortgagee as determined by this Mortgage or affect the priority of Mortgagee's security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Mortgagee in the event any court shall at any time hold with respect to the foregoing clauses (i), (ii) or (iii) of this
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                                  MORTGAGE                               Page 18

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       sentence, that notice of Mortgagee's priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

       IDENTITY OF MORTGAGOR. Mortgagor warrants that (i) Mortgagor's (that is, "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth on Exhibit E hereto and made a part hereof; (ii) Mortgagor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in the next paragraph; and (iii) the location of the collateral is upon the Property. Mortgagor covenants and agrees that Mortgagor will furnish Mortgagee with notice of any change in the matters addressed by clauses (i) or (iii) of this paragraph within thirty (30) days of the effective date of any such change and Mortgagor will promptly execute any financing statements or other instruments deemed necessary by Mortgagee to prevent any filed financial statement from becoming misleading or losing its perfected status.

       COMPLIANCE. The information contained in this paragraph is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Louisiana, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party," the identity or corporate structure and residence or principal place of business of "Debtor," and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change, are as set forth in
       Schedule 1 of Exhibit E attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor," are as set forth in Schedule 2 of said Exhibit E attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

PROVISIONS REGARDING LEASEHOLD LEASES.

(a) Mortgagor will duly and punctually perform and comply with all of the terms of the Leasehold Leases required to be performed and complied with by the lessee or tenant therein, and will do all things necessary to keep unimpaired its right in and to the Leasehold Leases and to prevent any default thereunder or forfeiture or impairment thereof. Mortgagor will not, except with the prior written consent of Mortgagee: (a)
       cancel, terminate or surrender any Leasehold Lease, or consent to or accept any cancellation or termination thereof; or permit any condition or event to exist which would terminate or cancel the same or permit such termination or cancellation; (b) materially amend, modify or otherwise change any term of any Leasehold Lease; or (c) take any action in connection with any Leasehold Lease which would have the effect of impairing the value of Mortgagor's interest thereunder or of the Property, or of impairing the interest of Mortgagee therein; provided, however, that Mortgagor may do any of the foregoing without the prior written
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                                  MORTGAGE                              Page 19

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       consent of Mortgagee, in the ordinary course of its business so long as
       (i) Mortgagor determines that such action is necessary or desirable in the conduct of its business, (ii) no Event of Default, or event which with the passage of time or the giving of notice or both, could become an Event of Default, shall have occurred and be continuing or shall occur as a result thereof and (iii) Mortgagor has substituted for such Leasehold Lease other property not necessarily of the same character but of at least equal value to Mortgagor as such Leasehold Lease and subjected said substitute property to the lien hereof. As further security for the repayment of the Indebtedness secured hereby and for the performance of the covenants herein and contained in the Leasehold Leases, Mortgagor hereby assigns to Mortgagee any and all of Mortgagor's rights, privileges and prerogatives as lessee or tenant under any Leasehold Lease or otherwise to terminate, cancel, modify, change, supplement, alter, amend, renew or extend such Leasehold Lease, or to purchase the Leased Property and any such termination, cancellation, modification, change, supplement, alteration, amendment or extension of such Leasehold Lease or purchase of such Leased Property, without the prior written consent thereto by Mortgagee shall be void and of no force and effect. No release of or forbearance to enforce any of Mortgagor's obligations under any Leasehold Lease, pursuant to such Leasehold Lease or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including, without limitation, its obligations with respect to payment of rent as provided for in such Leasehold Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in such Leasehold Lease, to be kept, performed and complied with by the lessee or tenant therein. Mortgagor shall cause each Leasehold Lease to be renewed and to remain in effect or shall make other arrangements, reasonably acceptable to Mortgagee, for the lease of substitute space prior to the expiration of each such Leasehold Lease so long as any amount secured hereby shall remain outstanding. Mortgagor covenants and agrees that it shall provide Mortgagee with written notice prior to leasing any such substitute space and Mortgagor shall take all steps necessary to subject the lease of such substitute space to the lien of this Mortgage.


(b) Mortgagor will deliver to Mortgagee, promptly upon receipt thereof; copies of all notices, certificates, requests, demands and other instruments furnished or delivered to or by Mortgagor under any Leasehold Lease in any way relating to such Leasehold Lease or Mortgagor's interest thereunder.


EVENTS OF DEFAULT. The following actions or inactions or both shall constitute Events of Default under this Mortgage:

       DEFAULT UNDER THE INDEBTEDNESS. Should Mortgagor or Borrower default in the payment of principal or interest under any of the Indebtedness.

                                  MORTGAGE                              Page 20

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       DEFAULT UNDER THIS MORTGAGE. Should Mortgagor violate, or fail to comply fully with any of the terms and conditions of this Mortgage, provided that, other than with respect to violations of or failures to comply with or defaults under the provisions of this Mortgage entitled "Possession and Maintenance of Property" and "Encumbrances" as to which no notice or grace period shall be applicable, such violation, failure to comply or default shall continue for a period of thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to Mortgagor by Mortgagee.

       DEFAULT UNDER OTHER AGREEMENTS. Should any event of default or breach of covenant occur or exist under the Guaranty, the Loan Agreement or any other Related Document.

       FALSE STATEMENTS. Should any representation or warranty of Mortgagor made in connection with the Indebtedness prove to be incorrect or misleading in any material respect.

MORTGAGEE'S RIGHTS UPON DEFAULT. Should one or more Events of Default occur or exist under this Mortgage, as provided above, subject to such filings and consents as may be necessary under the applicable laws, rules and regulations relating to public utilities, Mortgagee, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights and remedies provided by law:

       ACCELERATION; FORECLOSURE. Mortgagee shall have the right, at its sole option, to accelerate the maturity and demand immediate payment in full of any and all of the Indebtedness. Mortgagee shall then have the right to commence appropriate foreclosure proceedings against the Property as provided in this Mortgage.

       SEIZURE AND SALE OF PROPERTY. In the event that Mortgagee elects to commence appropriate Louisiana foreclosure proceedings under this Mortgage, Mortgagee may cause the Property, or any part or parts thereof, to be immediately seized and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement.

       CONFESSION OF JUDGMENT. For purposes of foreclosure under Louisiana executory process procedures, Mortgagor confesses judgment and acknowledges to be indebted unto and in favor of Mortgagee, up to the full amount of the Indebtedness, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. Mortgagor further confesses judgment and acknowledges to be indebted unto and in favor of Mortgagee in the amount of all Additional Advances that Mortgagee may make on Mortgagor's behalf pursuant to this Mortgage, together with interest thereon. To the extent permitted under applicable Louisiana law, Mortgagor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure,
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                                  MORTGAGE                              Page 21

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       and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

       KEEPER. Should any or all of the Property be seized as an incident to an action for the recognition or enforcement of this Mortgage, by executory process, sequestration, attachment, writ of fieri facias or otherwise, Mortgagor hereby agrees that the court issuing any such order shall, if requested by Mortgagee, appoint Mortgagee, or any agent designated by Mortgagee, or any person or entity named by Mortgagee at the time such seizure is requested, or any time thereafter, as Keeper of the Property as provided under La. R.S. 9:5136, et seq. Such a Keeper shall be entitled to reasonable compensation. Mortgagor agrees to pay the reasonable fees of such Keeper, which are hereby fixed at $50.00 per hour for each hour actually worked, which compensation to the Keeper shall also be secured by this Mortgage in the form of an Additional Advance as provided herein.

       DECLARATION OF FACT. Should it become necessary for Mortgagee to foreclose under this Mortgage, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, where applicable.

       SPECIFIC PERFORMANCE. Mortgagee may, in addition to the foregoing remedies, or in lieu thereof; in Mortgagee's sole discretion, commence an appropriate action against Mortgagor seeking specific performance of any covenant contained herein, or in aid of the execution or enforcement of any power herein granted.

       CUMULATIVE REMEDIES. Mortgagee's remedies as provided herein shall be cumulative in nature and nothing under this Mortgage shall be construed as to limit or restrict the options and remedies available to Mortgagee following any Event of Default, or to in any Way limit or restrict the rights and ability of Mortgagee to proceed directly against Mortgagor and/or against any guarantor, surety or endorser of the Indebtedness, or to proceed against other collateral directly or indirectly securing any such Indebtedness.

PROTECTION OF MORTGAGEE'S SECURITY RIGHTS. Mortgagor will be fully responsible for any losses that Mortgagee may suffer as a result of anyone other than Mortgagee asserting any rights or interest in or to the Property. Mortgagor agrees to appear in and to defend all actions or proceedings purporting to affect Mortgagee's security interests

                                  MORTGAGE                               Page 22

--------------------------------------------------------------------------------

in any of the Property and any of the rights and powers granted Mortgagee hereunder. In the event that Mortgagor fails to do what is required of it under this Mortgage, or if any action or proceeding is commenced naming Mortgagee as a party or affecting Mortgagee's security interests or the rights and powers granted under this Mortgage, then Mortgagee may, without releasing Mortgagor from any of its obligations under this Mortgage, do whatever Mortgagee believes to be necessary and proper within its sole discretion to protect the security of this Mortgage, including without limitation making Additional Advances on Mortgagor's behalf as provided herein. Should the reappraisal of the Property occur, whether to comply with appropriate regulatory requirements or otherwise, Mortgagor agrees to pay the costs of such appraisal or reappraisals or to reimburse Mortgagee for the costs thereof.

INDEMNIFICATION OF MORTGAGEE. Mortgagor agrees to indemnify, to defend and to save and hold Mortgagee harmless from any and all claims, suits, obligations, damages, losses, costs, expenses (including, without limitation, Mortgagee's attorney's fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Mortgagee, its officers, directors, employees, and agents arising out of or in any manner occasioned by this Mortgage and the exercise of the rights and remedies granted Mortgagee hereunder, as well as by: (a) the ownership, use, operation, construction, renovation, demolition, preservation, management, repair, condition, or maintenance of any part of the Property; (b) any failure of Mortgagor to perform any of its obligations hereunder; and/or (c) any failure of Mortgagor to comply with the environmental and ERISA obligations, representations and warranties set forth herein. The foregoing indemnity provisions shall survive the cancellation of this Mortgage as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Mortgagee elects to exercise any of the remedies as provided under this Mortgage following default hereunder. The indemnity obligations of Mortgagor under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Property and/or Mortgagor's business activities. Should any claim, action or proceeding be made or brought against Mortgagee by reason of any event as to which Mortgagor's indemnification obligations apply, then, upon demand by Mortgagee, Mortgagor, at its sole cost and expense, shall defend such claim, action or proceeding in Mortgagor's name, if necessary, by the attorneys for Mortgagor's insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as Mortgagee shall approve. Mortgagee may also engage its own attorneys at its reasonable discretion to defend Mortgagee and to assist in its defense and Mortgagor agrees to pay the fees and disbursements of such attorneys.

EXECUTION OF ADDITIONAL DOCUMENTS. Mortgagor agrees to execute all additional documents, instruments and agreements that Mortgagee may deem to be necessary and proper, within its sole discretion, in form and substance satisfactory to Mortgagee, to keep this Mortgage in effect, to better reflect the true intent of the parties to this Mortgage, and

                                  MORTGAGE                               Page 23

--------------------------------------------------------------------------------

to consummate fully all of the transactions contemplated hereby and by any other agreement, instrument or document heretofore, now or at any time or times hereafter executed by Mortgagor and delivered to Mortgagee.

ESTOPPEL CERTIFICATE. Within ten (10) calendar days after being requested to do so by Mortgagee, Mortgagor will execute and deliver to Mortgagee an estoppel certificate identifying this Mortgage and the Indebtedness secured hereby, and all documents and instruments executed in connection herewith and therewith, and acknowledging the status of this Mortgage, and further acknowledging and agreeing to such notice provisions and other matters as may be reasonably required by Mortgagee.

APPLICATION OF PAYMENTS. Mortgagor agrees that all payments and other sums and amounts received by Mortgagee under the Indebtedness or under this Mortgage, shall be applied: first, to reimburse Mortgagee for its costs of collecting the same (including, but not limited to, reimbursement of Mortgagee's reasonable attorney's fees); second, to the repayment of interest on all Additional Advances that Mortgagee may have made on Mortgagor's behalf pursuant to this Mortgage; third, to the payment of principal of all such Additional Advances; and finally, to the payment of principal and interest on the Indebtedness then outstanding, which may be applied in such order and priority as Mortgagee may determine within its sole discretion.

TAXATION. In the event that there should be any change in law with regard to taxation of mortgages or the debts they secure, Mortgagor agrees to pay any taxes, assessments or charges that may be imposed upon Mortgagee as a result of this Mortgage. Mortgagor further agrees to promptly pay when due, or if, at Mortgagee's option, Mortgagee has paid them on Mortgagor's behalf, to promptly reimburse Mortgagee for, all sales, use, excise, stamp, personal property and other taxes, assessments and governmental charges, however designated, any amounts in lieu of such taxes, assessments and charges, and any penalties and interest on any of the foregoing, imposed, levied or based upon or in connection with (a) the purchase, ownership, use, or financing of any of the Property, (b) receipts by Mortgagee with respect to the Indebtedness, or (c) this Mortgage or any instrument or instruments evidencing the Indebtedness, or the filing or recording of any thereof, whether the same may be payable by or assessed to Mortgagee or Mortgagor and whether assessed during or after the expiration of this Mortgage (excluding, however, any tax on or measured by Mortgagee's net income), and Mortgagor shall hold and save Mortgagee free and harmless therefrom.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Mortgage:

       WAIVERS. In granting this Mortgage, Mortgagor waives any homestead and other exemptions from seizure with regard to the Property to which Mortgagor may be entitled under the laws of the State of Louisiana.

                                  MORTGAGE                               Page 24

--------------------------------------------------------------------------------

       EFFECT OF WAIVERS. Any failure or delay on the part of the Mortgagee to exercise any of the rights and remedies granted under this Mortgage or under any other agreement or agreements by and between Mortgagor and Mortgagee, shall not have the effect of waiving any of Mortgagee's rights and remedies. Any partial exercise of any rights and remedies granted to Mortgagee shall furthermore not constitute a waiver of any of Mortgagee's other rights and remedies; it being Mortgagor's intent and agreement that all of Mortgagee's rights and remedies shall be cumulative in nature. Furthermore, any failure on the part of Mortgagee at any time or times hereafter to require strict performance by Mortgagor of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument now or hereafter executed by Mortgagor and delivered to Mortgagee, shall not waive, affect, or diminish the rights of Mortgagee to thereafter demand strict compliance and performance therewith and with respect to all other provisions, warranties, terms and conditions contained herein or therein. None of the warranties, conditions, provisions and terms contained in this Mortgage or any other agreement, document, or instrument now or hereafter executed by Mortgagor and delivered to Mortgagee, shall be deemed to have been waived by any act or knowledge of Mortgagee, its agents, directors, officers or employees; but only by an instrument in writing specifying such waiver, signed by a duly authorized officer of Mortgagee and delivered to Mortgagor. A waiver or forbearance on the part of Mortgagee as to one Event of Default shall not constitute a waiver or forbearance as to any other or subsequent default.

       SUCCESSORS AND ASSIGNS BOUND. Mortgagor's obligations and agreements under this Mortgage shall be binding upon Mortgagor's successors and assigns.

       CAPTION HEADINGS. Caption headings of the sections of this Mortgage are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Mortgage, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

       GOVERNING LAW. This Mortgage shall be governed and construed in accordance with the laws of the State of Louisiana.

       SEVERABILITY. If any provision of this Mortgage is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Mortgage and the balance of this Mortgage shall be interpreted as if the deleted provision never existed.

       NOTICES. All demands, notices, reports, approvals, designations, or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given upon delivery, if delivered by "Express Mail," overnight courier, messenger or other form of hand delivery or sent by telegram or facsimile transmission, or three (3) days mail if sent by certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

                                  MORTGAGE                               Page 25

--------------------------------------------------------------------------------

       As to Mortgagor:     Mercury Cellular Telephone Company
                            1 Lakeshore Drive, CM Tower
                            Suite 1495
                            P.O. Drawer 3104
                            Lake Charles, LA 70602-3104
                            Attn: Robert Piper; cc: Thomas G. Henning
                            Fax No.: (318) 439-0769


       As to Mortgagee:     National Bank for Cooperatives
                            200 Galleria Parkway
                            Suite 1900
                            Atlanta, Georgia 30339
                            Attn:  Rural Utility Banking Group
                            Fax No.: (404) 618-3202


       and as to any other person, firm, corporation or governmental body or agency having an interest herein by reason of being a Mortgagee or otherwise, at the last address designated by such person, firm, corporation, governmental body or agency to Mortgagor and Mortgagee.

       SOLE DISCRETION OF MORTGAGEE. Whenever Mortgagee's consent or approval is required under this Mortgage, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of Mortgagee, and Mortgagee's decision shall be final and conclusive.

WAIVER OF CERTIFICATES. The parties to this Mortgage hereby waive the production of mortgage, conveyance, tax, paving, chattel mortgage, assignment of accounts, and all other certificates and relieve and release the Notary before whom this Mortgage was passed from all responsibilities and liabilities in connection therewith.

                                  MORTGAGE                               Page 26

--------------------------------------------------------------------------------

THUS DONE AND PASSED, ON THE DAY, MONTH AND YEAR FIRST WRITTEN ABOVE, IN THE PRESENCE OF THE UNDERSIGNED NOTARY AND THE UNDERSIGNED COMPETENT WITNESSES, WHO HEREUNTO SIGN THEIR NAMES WITH MORTGAGOR AFTER READING OF THE WHOLE.


WITNESS:                            MORTGAGOR:
                                    MERCURY CELLULAR TELEPHONE COMPANY

X  /s/ SHEILA KING                  By:  /s/ ROBERT PIPER
 ------------------------------        ---------------------------------
X  /s/ CAROLYN NUNEZ                Name: Robert Piper
 ------------------------------     Title:  President


                                    By: /s/ THOMAS G. HENNING
                                       ---------------------------------
                                    Name: Thomas G. Henning
                                    Title:  Secretary


/s/ SANDRA DIAZ
------------------------------
NOTARY PUBLIC


MY COMMISSION EXPIRES AT DEATH

     [NOTARIAL SEAL]

                                  EXHIBIT "A"

              MERCURY CELLULAR TELEPHONE COMPANY MORTGAGE List of all real property owned, parish location and legal description.


       1.     ALLEN PARISH:


       KINDER
       Highway 165 North, Kinder, Louisiana 70648
       Beginning at the intersection of existing fences used for the Southeast corner of the Northeast Quarter of Southwest Quarter (NE/2 of SW/4),
       Section 7, Township 6 South, Range 4 West, thence North 1 degree 26 minutes East 440.0 feet; thence West 440.0 feet: thence South l degree 26 minutes West 440.0 feet; thence East 440.0 feet to the point of beginning.


       2.     BEAUREGARD PARISH:


       RAGLEY
       142 First Pentecostal Church Road, Ragley, Louisiana 70657
       A part of the Southeast 1/4 of the Southeast 1/4 of the Northeast 1/4 of
       Section 24, Township 6 South, Range 9 West, Beauregard Parish,
       Louisiana, described as follows; Commence at the Southeast corner of said SE 1/4-SE 1/4, thence S 89 degrees 17 minutes 38 seconds W along the South line of said SE 1/4-SE 1/4 NE 1/4, 280.0 feet to the Point of Beginning thence N 0 degrees 14 minutes 17 seconds E - 320.27 feet; thence N 89 degrees 17 minutes 38 seconds E - 40.66 feet, thence N 0 degrees 15 minutes 46 seconds E - 119.73 feet; thence S 89 degrees 17 minutes 40 seconds W - 440 feet to the West line of said SE 1/4-SE
       1/4-NE 1/4; thence S 0 degrees 15 minutes 48 seconds W along said West line, 335.65 feet; thence N 89 degrees 17 minutes 40 seconds E - 208.71 feet; thence S 0 degrees 15 minutes 48 seconds W - 104.35 feet to the South line of said SE 1/4 of SE 1/4 of NE 1/4; thence N 89 degrees 17 minutes 40 seconds E along said South line, 191.07 feet to the point of beginning, containing 3.636 acres.

       3.     CALCASIEU PARISH:

       DEQUINCY
       Coward Road & Dalhquist, DeQuincy, Louisiana 70633
       Beginning 20 feet West of the Northeast Corner of the Northeast Quarter of the Northwest Quarter of Section 7, Township 7 South, Range 10 West, thence West 375 feet, thence South 375, thence East 375 feet, thence North 375 feet to the point of commencement, together with all improvements thereon situated.

                                  EXHIBIT "C"

                  MERCURY CELLULAR TELEPHONE COMPANY MORTGAGE
                     LEGAL DESCRIPTION OF LEASED PROPERTIES


       BEAUREGARD PARISH:

       DERIDDER - TOWER - INTERNATIONAL PAPER
       Martin Luther King Drive, DeRidder, Louisiana 70634
       A part of the West 1/2 of the Southeast 1/4 of Section 3, Township 3 South, Range 9 West, Beauregard Parish, Louisiana, described as follows; Commence at the Southeast corner of said West 1/2 of Southeast 1/4 thence N 0 degrees 54' W along the East line of said W 1/2 of SE 1/4 1281.29 feet; thence S 89 degrees 06' W - 30 feet to the Point of Beginning of the herein described tract; thence S 89 degrees 06 W - 565.0 feet; thence N 0 degrees 54' W - 575.0 feet; thence N 89 degrees 06' E 565.0 feet; thence S 0 degrees 54' E - 575.0 feet to the Point of Beginning.

       MERRYVILLE - TOWER - BOISE SOUTHERN COMPANY
       12014 Highway 190, Merryville, Louisiana 70653
       T3S, R12W: Section 35-The S/2 of S/2 of SE/4 of SE/4. T4S, R12W: Section 2 - That part of the NE/4 of NE/4 lying North of Louisiana State Highway 190 and East of current lease to Merryville VFW Post. Said real property to be used for radio tower construction shall not exceed 3.0 acres in size upon final survey by licensed Louisiana surveyor.

       CALCASIEU PARISH:

       SULPHUR - RETAIL STORE - BUD CARTER
       230 North Cities Service Highway, Sulphur, Louisiana 70663 Commencing at a point on the Westerly Boundary of Lot 2, Block 16 of Beverley Hills subdivision in Section 31, Township 9 South, Range 9 West, Louisiana Meridian, said point located North 15 degrees 57 minutes West a distance of 150 feet from the Southwest corner of said Lot 2; thence North 15 degrees 57 minutes West a distance of 419.4 feet to TSRC concrete monument marked 4-A at the Northwest corner of Lot 6 of said Block 16 of Beverley Hills Subdivision, and said point also being on the South line of West Lee of said Beverley Hills Subdivision, thence South 89 degrees 54 minutes 30 seconds West at right angles to East right-of-way line of State Highway 108 a distance of 108.4 feet more or less to the North and South center line of said Section 31; thence South 0 degrees 0 minutes and 22 seconds West along said North and South Center line of said
       Section 31 a distance of 403.44 feet more or less to the North deed dated December 24, 1968, and recorded in the files of Calcasieu Parish under File Number

       1124390; thence North 80 degrees 54 minutes 30 seconds East along said North line of said tract sold to vendor, a distance of 224.53 feet more or less to the West line of said Lot 2 of Block 16 of Beverley Hills Subdivision and to the point of commencement.


       SULPHUR - TOWER - WILLIAM L. HENNING, SR.
       316 Cain Street, Sulphur, Louisiana 70663
       Commencing 175 feet West of the Northeast Corner of the Northwest Quarter of the Southwest Quarter (NW 1/4 of SW 1/4) Section 35, Township Nine
       (9) South, Range Ten (10) West, thence South 275 feet, thence East 300 feet, thence North 151 feet, thence West 145 feet, thence North to the North line of the Northwest

       LAKE CHARLES - RETAIL STORE - MERCURY, INC.
       Lot Thirty-Five (35) of Block One (1) of Plat No. 2 of Southton, a subdivision of the Northwest Quarter of the Northeast Quarter (NW 1/4 of NE 1/4) and the Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4) of Section 18, Township 10 South, Range 8 West, as per plat recorded in Plat Book 3, page 174, records of Calcasieu Parish, Louisiana, together with all buildings and other improvements located thereon, but subject to all rights, title and interest conveyed to the State of Louisiana, Department of Highways, as per act of sale dated January 7, 1969, recorded under Clerk's File No. 1126518, in Conveyance Book 1064, page 600.


       LAKE CHARLES-CMNB TOWER - TOWER - CAMERON TELEPHONE COMPANY
       One Lakeshore Drive, Lake Charles, Louisiana 70629
       That certain tract or parcel of land situated in the City of Lake Charles, Calcasieu Parish, State of Louisiana, being that tract of land bounded by Mill Street, Fron Street and North Lakeshore Drive (Formerly U.S. Highway 90, now Louisiana State Highway No. 385) and more particularly described as follows:
       Beginning at the point of intersection of the North line of Division Street, now abandoned, with West line of Front Street; thence North 008' East along said West line of Front Street 393.55 feet to the South line of Mill Street; thence North 89 degrees 59' West along said South line of Mill Street 371.91 feet to the East right-of-way line of North Lakeshore Drive (formerly U.S. Highway 90, now Louisiana State Highway No. 385); thence following the East right-of-way line of North Lakeshore Drive the following courses and distances:
       South 4 degrees 40' East 362.43 feet to a point of curve; Thence Southeasterly 287.26 feet along the arc of a curve to the left, said curve having a radius of 278.38 feet and the long chord bearing being South 3413' 40" East 274.69 feet to a point; Thence South 7915' East
       172.27 feet to the intersection of the North line of North Lakeshore Drive with the West line of Front Street; Thence North 253' 45" East along said West line of Front Street 179.98 feet to the South line of Division Street, now abandoned; thence North 10 degrees 22' 55" East along said West line of Front Street 48.25 feet to the intersection of the North line Division Street, now abandoned, with the West line of Front Street, the point of beginning.

       LAKE CHARLES-CMNB TOWER - OFFICE - MERCURY, INC.
       One Lakeshore Drive, Lake Charles, Louisiana 70629
       That certain tract or parcel of land situated in the City of Lake Charles, Calcasieu Parish, State of Louisiana, being that tract of land bounded by Mill Street, Fron Street and North Lakeshore Drive (Formerly U.S. Highway 90, now Louisiana State Highway No. 385) and more particularly described as follows:
       Beginning at the point of intersection of the North line of Division Street, now abandoned, with West line of Front Street; thence North 008' East along said West line of Front Street 393.55 feet to the South line of Mill Street; thence North 89 degrees 59' West along said South line of Mill Street 371.91 feet to the East right-of-way line of North Lakeshore Drive (formerly U.S. Highway 90, now Louisiana State Highway No. 385); thence following the East right-of-way line of North Lakeshore Drive the following courses and distances:
       South 4 degrees 40' East 362.43 feet to a point of curve; Thence Southeasterly 287.26 feet along the arc of a curve to the left, said curve having a radius of 278.38 feet and the long chord bearing being South 3413' 40" East 274.69 feet to a point; Thence South 7915' East
       172.27 feet to the intersection of the North line of North Lakeshore Drive with the West line of Front Street; Thence North 253' 45" East along said West line of Front Street 179.98 feet to the South line of Division Street, now abandoned; thence North 10 degrees 22' 55" East along said West line of Front Street 48.25 feet to the intersection of the North line Division Street, now abandoned, with the West line of Front Street, the point of beginning.

       CAMERON PARISH:

       GRAND CHENIER - TOWER - MARIAN REYNAUD
       Highway 82, Grand Chenier, Louisiana 70631
       To find the place of beginning, commence at the Southeast corner of irregular Section 42, Township 15 South, Range 5 West, Cameron Parish, Louisiana, thence North 72 degrees 54 minutes 20 seconds West, a distance of 211.51 feet to a point, thence North 10 degrees 28 minutes 00 seconds East, a distance of 981.10 feet to a point, thence South 72 degrees 08 minutes 16 seconds East, a distance of 12.38 feet to a point, thence South 72 degrees 08 minutes 54 seconds East, a distance of 335.89 feet to a point for the place of beginning, thence South 72 degrees 08 minutes 54 seconds East, a distance of 55.81 feet to a point, thence North 10 degrees 31 minutes 03 seconds East, a distance of 390.76 feet to a point, thence 67 degrees 55 minutes 16 seconds West, a distance of 42.29 feet to a point, thence South 12 degrees 33 minutes 06 seconds West, a distance of 392.36 feet to the place of beginning containing 18,997 square feet or 0.4361 acres. The above described parcel is situated in irregular Section 43, Township 15 South, Range 5 West, Cameron Parish, Louisiana.

       GRAND CHENIER - TOWER - WALTER THOMAS MCCALL
       Highway 82, Grand Chenier, Louisiana 70631
       To find the place of beginning, commence at the Southeast corner of irregular Section 42, Township 15 South, Range 5 West, Cameron Parish, Louisiana, thence North 72 degrees 54 minutes 20 seconds West, a distance of 211.51 feet to a point, thence North 10 degrees 28 minutes 00 seconds East, a distance of 981.10 feet to a point, thence South 72 degrees 08 minutes 16 seconds East, a distance of 12.38 feet to a point, thence South 72 degrees 08 minutes 54 seconds East, a distance of 335.89 feet to a point for the place of beginning, thence South 72 degrees 08 minutes 54 seconds East, a distance of 55.81 feet to a point, thence North 10 degrees 31 minutes 03 seconds East, a distance of 390.76 feet to a point, thence 67 degrees 55 minutes 16 seconds West, a distance of
       42.29 feet to a point, thence South 12 degrees 33 minutes 06 seconds West, a distance of 392.36 feet to the place of beginning containing 18,997 square feet or 0.4361 acres. The above described parcel is situated in irregular Section 43, Township 15 South, Range 5 West, Cameron Parish, Louisiana.


       CAMERON - TOWER - MERCURY, INC.
       232 VJ Street, Cameron, Louisiana 70631
       All that certain lot or parcel of land situated in the Parish of Cameron, State of Louisiana, described in a certain deed, dated July 1, 1970, executed by Mercury, Inc., and recorded in the office of the Clerk and Ex-Officio Recorder for Cameron Parish, July 22, 1970, recorded in Conveyance Book 267, File No. 122953, to-wit:
       Beginning at a point 360 feet North of the Southwest corner of Lot Twelve
       (12) or irregular Section 45, Township Fourteen (14) South, Range Nine
       (9) West, Louisiana Meridian; thence running North along the West line of Lot Twelve (12) or irregular Section 45, a distance of 240 feet, thence running East 120 feet, thence running South 240 feet, thence running West 120 feet to the point of beginning with all buildings and improvements situated thereon, and all furniture, fixtures and equipment that are situated therein


       JOHNSON BAYOU - TOWER - ELVIN DONAHOE
       967 Smith Ridge, Johnson Bayou, Louisiana 70631
       To find the place of beginning, commence at the Northeast corner of the Northwest quarter of the Southwest quarter of Section 1, Township 15

       South, Range 14 West, Cameron Parish, Louisiana. Thence North 88 degrees 37 minutes 11 seconds West, a distance of 105.23 feet to a point; thence South 1 degree 22 minutes 49 seconds West, a distance of
       21.70 feet to a point for the place of beginning; thence North 84 degrees 03 minutes 39 seconds West, a distance of 308.00 feet to a point; thence South 1 degree 22 minutes 49 seconds West, a distance of
       356.00 feet to a point; thence South 84 degrees 03 minutes 39 seconds East, a distance of 308.00 feet to a point feet to a point; thence North 1 degree 22 minutes 49 seconds East, a distance of 356.00 feet to the place of beginning containing 109301.09 square feet or 2.5092 acres.


       JEFFERSON DAVIS PARISH:

       JENNINGS - RETAIL STORE - ELROY TRAHAN
       Beg 30' W & 30' S of NE cor of SESW 34-9-3, W220' S208.7' E220;
       N208.7' 487-59691
       1075 South Lake Arthur Ave., Suite 6, Jennings, LA 70546


       VERNON PARISH:

       LEESVILLE - TOWER - RUSSELL BAILES
       8778 Highway 171, Leesville, Louisiana 71496
       A part of the East 1/2 of the Southeast 1/4 of Section 10, Township 2 North, Range 9 West, Vernon Parish, Louisiana, described as follows; Commence at the Southeast corner of said Section 10, thence N 0 degrees 19' E along the East line of said Section 10 a distance of 853.12 feet; thence N 89 degrees 33' W, 285.6 feet to the Point of Beginning; thence continue N 89 degrees 33' W - 580 feet; thence N 0 degrees 19' W - 580 feet thence S 89 degrees 33' E - 580 feet; thence S 0 degrees 19' E 580 feet to the Point of Beginning.



       FORT POLK - TOWER
       1803 Louisiana Avenue, Building 208, Fort Polk, Louisiana 71459 Corner of 4th Street and Alabama

       LEESVILLE - EQUIPMENT ON TOWER - PENE BROADCASTING
       Latitude N31 degrees 08' 28" and Longitude W73 degrees 17' 44".


       LEESVILLE - RETAIL STORE - WINFORD MORRIS
       1622 Southgate Plaza, Leesville, Louisiana 71446
       Beginning at the Northwest Corner of Lot 7, Moore Addition, running South along the West line in a Southerly direction of Lot 7, 347.16 ft. from the Point of Beginning. Thence East 239.9 feet to the West Right of Way line of Highway 171, North 12 degrees 06 minutes East along the side Right of Way 100 feet, West 350 feet, South 12 degrees 6 minutes West parallel with the West Right of Way of Highway 100 feet,

       East 110.1 feet to the Point of Beginning. Beginning at the Northwest corner of lot 7 of Moore Addition running East 315 feet to the West Right of Way line of US Highway 171 thence South 12 degrees 06 minutes West
       153.64 feet to the Point of Beginning, thence West 350 feet, South 12 degrees 06 minutes West 100 feet, East 350 feet to the West Right of Way line of US Highway 171, North 12 degrees 06 minutes East 100 feet to the Point of Beginning. Beginning 99.45 feet East of the Northwest corner of the Southwest quarter of the Northwest Section 26, Township 2 North
       Range 9 West at a point on the North line of Lot 6 of Moore Addition thence South 0 degrees 33 minutes West 359.7 feet, East 255.4 feet,
       North 12.54 feet along the East line in a southerly direction of Lot 6, West 109.9 feet, North 12 degrees 06 minutes East 200 feet, East 350 feet to West Right of Way line of US Highway 171, North 12 degrees 06 minutes East 153. 64 feet along a southerly direction line to the North line of Lot 7 West along the North Line of Lots 7 & 6 in a southerly direction 565.35 ft to the Point of Beginning, less lot sold. Lot 1, Block 31, also South 35 feet of Franklin Street (abandoned) which adjoins the North line of Lot 1, Block 3 Lots 1 & 2 Block 32, Achw-Mcf Addition #2. Also all the dedicated BU not opened at West 4th Street lying South of Franklin Avenue and that portion of the alley between Lots 1 & 2 Block 32 lying South of Franklin Avenue.

                                 EXHIBIT "D"
                  MERCURY CELLULAR TELEPHONE COMPANY MORTGAGE

                           PERMITTED TITLE EXCEPTIONS



1. All nonmaterial encumbrances of record which do not adversely affect the use of such real property for the purposes for which such real property is currently being used and the lien for ad valorem taxes not yet due and payable but expressly excluding any mortgage, security agreement, judgement lien, mechanics or materialmen's lien, or any other lien securing a financial obligation of Mercury Cellular Telephone Company.

2.     All security interest in favor of Northern Telecom Finance Corporation.

3.     All security interest in favor of Audiovox South Corporation.

                                   EXHIBIT E

                                   Schedule 1

                 (Description of "Debtor" and "Secured Party")

A.     Debtor

       1.     Name and Identity or Corporate Structure:

              Mercury Cellular Telephone Company, a Louisiana corporation

       2. The principal place of business of Debtor in the State of Louisiana is as follows:

              Mercury Cellular Telephone Company
              1 Lakeshore Drive, CM Tower
              Suite 1495
              P.O. Drawer 3104
              Lake Charles, LA 70602-3104

       3. Debtor has been using or operating under said name and identity or corporate structure without change since May 29, 1987.


B.     Secured Party:

       CoBank, ACB
       200 Galleria Parkway, Suite 1900
       Atlanta, Georgia 30339


                                   Schedule 2

(Notice of Mailing Addresses of "Debtor" and "Secured Party")

A.     The mailing address of Debtor is:

       Mercury Telephone Company
       1 Lakeshore Drive, CM Tower
       Suite 1495
       P.O. Drawer 3104
       Lake Charles, LA 70602-3104
       Attn:  Robert Piper; cc: Thomas G. Henning

B.     The mailing address of Secured Party is:

       CoBank, ACB
       200 Galleria Parkway, Suite 1900
       Atlanta, Georgia 30339
       Attention: Rural Utility Banking Group